Exhibit 1.9

707 – 8th Avenue S.W. Box 6525, Station D Calgary, AB T2P 3G7	Bus: (403) 298-6111 Fax: (403) 298-7464

Dear MEG Energy Shareholder,

With the New Year approaching, the time for you to take control of the future of your investment in MEG Energy is also drawing near.

As you know, Husky has made a full and fair offer to acquire MEG Energy. The combined company will offer an enhanced shareholder return proposition with lower risk.

If you choose not to tender your shares, and the condition that 66 2/3 percent of shares must tender to the offer is not met, you risk a significant drop in the value of your investment.

By tendering to Husky’s offer, you have the opportunity to participate in a stronger and more resilient integrated Canadian energy company, with a current dividend yield of 3.4 percent (as of December 17, 2018) and the potential for future increases as free cash flow grows.

Husky has a strong balance sheet, a large inventory of low-cost projects, a fully integrated value chain with committed transportation capacity to U.S. markets and access to premium global pricing.

A Husky-MEG combination is a unique opportunity to deliver these substantial benefits – and more – to shareholders of both companies. Our integrated operations and committed export pipeline capacity capture greater value and greatly reduce exposure to Canadian heavy oil prices. MEG shareholders will also benefit from our high-netback Offshore business and fixed-price gas contracts in Asia, which provide for greater stability in funds from operations.

We continue to receive commitments to tender from many MEG shareholders, and the market has widely expressed its support for our offer.

It’s important to note that your window of opportunity will close at 5 p.m. Eastern Time (3 p.m. Mountain Time) on Wednesday, January 16, 2019. Intermediaries such as banks or brokers may have established tendering cut-off times that are prior to the offer expiry time, so you must instruct them promptly if you wish to tender.

It’s time to take action. Join us, and we will be better together.

Sincerely,

Robert J. Peabody

President and Chief Executive Officer

Husky Energy Inc.

See below “Notice to U.S. Holders of MEG Shares.” More information about how to tender your shares, and the terms and conditions of the offer, are available in the Offer to Purchase and Circular and enclosed Notice of Variation, or on Husky’s website at www.huskyenergy.com/bettertogether

NOTICE TO U.S. HOLDERS OF MEG SHARES

The Company has filed a registration statement covering the offer and sale of the Company’s shares in the acquisition with the United States Securities and Exchange Commission (the “SEC”) under the U.S. Securities Act of 1933, as amended. Such registration statement covering such offer and sale includes various documents related to such offer and sale. THE COMPANY URGES INVESTORS AND SHAREHOLDERS OF MEG TO READ SUCH REGISTRATION STATEMENT AND ANY AND ALL OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH SUCH OFFER AND SALE OF THE COMPANY’S SHARES AS THOSE DOCUMENTS BECOME AVAILABLE, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS, BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION. You are able to obtain a free copy of such registration statement, as well as other relevant filings regarding the Company or such transaction involving the issuance of the Company’s shares, at the SEC’s website (www.sec.gov) under the issuer profile for the Company, or on request without charge from the Senior Vice President, General Counsel & Secretary of the Company, at 707, 8th Avenue S.W. Calgary, Alberta or by telephone at 403-298-6111.

The Company is a foreign private issuer and is permitted to prepare the offer to purchase and takeover bid circular and related documents in accordance with Canadian disclosure requirements, which are different from those of the United States. The Company prepares its financial statements in accordance with Canadian generally accepted accounting principles, and they may be subject to Canadian auditing and auditor independence standards. They may not be comparable to financial statements of United States companies.

Shareholders of MEG should be aware that owning the Company’s shares may subject them to tax consequences both in the United States and in Canada. The offer to purchase and takeover bid circular may not describe these tax consequences fully. MEG shareholders should read any tax discussion in the offer to purchase and takeover bid circular, and holders of MEG shares are urged to consult their tax advisors.

A MEG shareholder’s ability to enforce civil liabilities under the United States federal securities laws may be affected adversely because the Company is incorporated in Alberta, Canada, some or all of the Company’s officers and directors and some or all of the experts named in the offering documents reside outside of the United States, and all or a substantial portion of the Company’s assets and of the assets of such persons are located outside the United States. MEG shareholders in the United States may not be able to sue the Company or the Company’s officers or directors in a non-U.S. court for violation of United States federal securities laws. It may be difficult to compel such parties to subject themselves to the jurisdiction of a court in the United States or to enforce a judgment obtained from a court of the United States.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES REGULATOR HAS OR WILL HAVE APPROVED OR DISAPPROVED THE COMPANY’S SHARES OFFERED IN THE OFFERING DOCUMENTS, OR HAS OR WILL HAVE DETERMINED IF ANY OFFERING DOCUMENTS ARE TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

MEG shareholders should be aware that, during the period of the offer, the Company or its affiliates, directly or indirectly, may bid for or make purchases of the securities to be distributed or to be exchanged, or certain related securities, as permitted by applicable laws or regulations of Canada or its provinces or territories.

FORWARD-LOOKING STATEMENTS

Certain statements in this document are forward-looking statements and information (collectively, “forward-looking statements”) within the meaning of the applicable Canadian securities legislation, Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended. The forward-looking statements contained in this document are forward-looking and not historical facts.

Some of the forward-looking statements may be identified by statements that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, through the use of words or phrases such as “will likely result”, “are expected to”, “will continue”, “is anticipated”, “is targeting”, “is estimated”, “intend”, “plan”, “projection”, “could”, “should”, “aim”, “vision”, “goals”, “objective”, “target”, “scheduled” and “outlook”). In particular, forward-looking statements in this document include, but are not limited to, references to: the anticipated benefits that may result from a combination of the Company and MEG; and the potential for future increases in the Company’s dividend as free cash flow grows.

Although the Company believes that the expectations reflected by the forward-looking statements presented in this document are reasonable, the Company’s forward-looking statements have been based on assumptions and factors concerning future events that may prove to be inaccurate, including the ability to obtain regulatory approvals and meet other closing conditions to any possible transaction, and the ability to integrate the Company’s and MEG’s businesses and operations and realize financial, operational and other synergies from the proposed transaction. Those assumptions and factors are based on information currently available to the Company about itself, MEG and the businesses in which they operate. Information used in developing forward-looking statements has been acquired from various sources, including third-party consultants, suppliers and regulators, among others.

Because actual results or outcomes could differ materially from those expressed in any forward-looking statements, investors should not place undue reliance on any such forward-looking statements. By their nature, forward-looking statements involve numerous assumptions, inherent risks and uncertainties, both general and specific, which contribute to the possibility that the predicted outcomes will not occur. Some of these risks, uncertainties and other factors are similar to those faced by other oil and gas companies and some are unique to the Company.

The Company’s Annual Information Form for the year ended December 31, 2017, offer documents and other documents filed with securities regulatory authorities (accessible through the SEDAR website www.sedar.com and the EDGAR website www.sec.gov) describe risks, material assumptions and other factors that could influence actual results and are incorporated herein by reference.

New factors emerge from time to time and it is not possible for management to predict all of such factors and to assess in advance the impact of each such factor on the Company’s business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statement. The impact of any one factor on a particular forward-looking statement is not determinable with certainty as such factors are dependent upon other factors, and the Company’s course of action would depend upon management’s assessment of the future considering all information available to it at the relevant time. Any forward-looking statement speaks only as of the date on which such statement is made and, except as required by applicable securities laws, the Company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of unanticipated events.

NON-GAAP MEASURES

This document contains references to the terms “free cash flow” and “funds from operations”, which do not have standardized meanings prescribed by International Financial Reporting Standards (“IFRS”) and are therefore unlikely to be comparable to similar measures presented by other issuers. Neither of these measures is used to enhance reported financial performance or position. These measures are useful complementary measures in assessing financial performance, efficiency and liquidity.

Free cash flow is a non-GAAP measure which should not be considered an alternative to, or more meaningful than, cash flow – operating activities as determined in accordance with IFRS, as an indicator of financial performance. Free cash flow is presented to assist management and investors in analyzing operating performance by the business in the stated period. Free cash flow equals funds from operations less capital expenditures and investment in joint ventures.

Funds from operations is a non-GAAP measure which should not be considered an alternative to, or more meaningful than, cash flow – operating activities as determined in accordance with IFRS, as an indicator of financial performance. Funds from operations is presented to assist management and investors in analyzing operating performance of the Company in the stated period. Funds from operations equals cash flow – operating activities plus change in non-cash working capital.

All currency is expressed in this document in Canadian dollars unless otherwise indicated.